Exhibit 5.2

April 9, 2021

Powerbridge Technologies Co., Ltd.

1st Floor, Building D2, Southern Software Park

Tangjia Bay, Zhuhai, Guangdong 519080, China

Re: Registered Direct Offering of Convertible Note of Powerbridge Technologies Co., Ltd.

Ladies and Gentlemen:

We have acted as U.S. securities counsel to Powerbridge Technologies Co., Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), in connection with an offering (the “Offering”) by the Company of a $4,000,000 convertible note (the “Note”). The Note and the ordinary shares, par value $0.00166667 per share, issuable upon conversion or redemption of the Note are collectively referred to herein as the “Securities.” The Securities were issued pursuant to a registration statement on Form F-3 (File No. 333-253395) filed on February 23, 2021 (the “Registration Statement”), the base prospectus dated February 23, 2021 (the “Base Prospectus”), and the prospectus supplement dated April 9, 2021 (collectively with the Base Prospectus, the “Prospectus”).

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the Prospectus, of such records of the Company and such agreements, certificates and statements of public officials, certificates of officers or representatives of the Company, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of all originals of such latter documents. In making our examination of the documents executed by the parties, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of facts material to the opinions expressed herein and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been relied upon by us in connection with the preparation and delivery of this opinion. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations, including those made in that certain placement engagement letter, as amended, dated April 7, 2021, by and between the Company and A.G.P./Alliance Global Partners, and that certain engagement letter, dated January 8, 2021, by and between the Company and Leaf Advisory, and made by officers and other representatives of the Company and others, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

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This opinion letter is limited to the laws of the State of New York as in effect on the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein. We express no opinion with respect to the applicability to, or the effect on, the subject transaction of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state other than the State of New York. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof, and we express no opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

You are separately receiving an opinion from Conyers Dill & Pearman with respect to the corporate proceedings relating to the due issuance of the Securities and in rendering this opinion, we rely on such opinion as to the validity of the issuance of the Securities under the law of the Cayman Islands.

Based on the foregoing, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that when the Note is duly executed and authenticated in accordance with the relevant transaction documents thereof and when issued, delivered and paid for, as contemplated by the Registration Statement and the Prospectus, the Note will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance and injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing; (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

We express no opinion as to the enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a state court of the State of New York, (ii) waivers by the Company of any statutory or constitutional rights or remedies, or (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct. We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

We consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement and to the references to our firm in the Registration Statement and the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement and the Prospectus within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

/s/Hunter Taubman Fischer & Li LLC
Hunter Taubman Ficher & Li LLC

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